Exhibit 99.1

Consistency Builds Value David T. Taber, President & Chief Executive Officer

Forward-Looking Statements Sandler O'Neill & Partners, L.P. 2010 West Coast Financial Services Conference March 3, 2010 Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and in subsequent reports filed on Form S-1, Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

Company Profile Headquarters Rancho Cordova, CA a Suburb of Sacramento Founded 1983 Total Assets $594 million Shareholders' Equity $87 million 3-Month Average Volume 20,648 shares per day Insider Ownership 8% Institutional Ownership 38% As of December 31, 2009

  Excellent Core Deposit Mix Overall Cost of Deposits (4Q'09): 0.77% Average Account Balances: Non-interest checking: $18,000 Interest checking: $20,000 Money market: $124,000 Total Deposit Mix as of 4Q'09 Core deposits consist of noninterest bearing, interest checking, money market and savings.

Diversified Loan Composition Total Loan Portfolio CRE Portfolio Total Gross Loans: $384.8 million

Capital Ratios Strong Liquidity and Capital Position Completed successful capital raise in December 2009 with net proceeds of $23.9 million $87 million in Shareholder's Equity

Financial Metrics Net Interest Margin (%) Efficiency Ratio (%) Return on Average Tang. Equity (%) Return on Average Assets (%) California Peers consist of: BMRC, BOCH, CZNB, EXSR, FNRN, GSCB, MCHB, NCLC, OVLY, RCBC, SSBI, TAMB, TCBK and VCBC

The AMRB Difference Strong Core Deposit Base: Low cost funding drives profitability Organic Growth Opportunities: The four combined counties in which we operate had a total of $51.8 billion deposits as of June 30, 2009 Strategic Growth Opportunities: Strong capital and liquidity for acquisitions Business Banking Niches that Differentiate Us: Small business - sales between $1 - $30 million Relationship Banking: Focus not only on the business itself, but its owners, their families and their employees Proven Track Record of Efficiency and Bottom Line Focus: AMRB has posted positive earnings per share since 1984 and efficiency ratios well below our peers